Exhibit 5.1

December 5, 2025

Kindly MD, Inc.

5097 South 900 East, Suite 100

Salt Lake City, UT 84117

Re:	Kindly MD, Inc.

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 under the Securities Act of 1933, filed on December 5, 2025 (the “Amended Registration Statement”), filed by Kindly MD, Inc., a Utah corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”). The Amended Registration Statement is a post-effective amendment to the registration statement on Form S-3 (File No. 333-290248) filed by the Company with the SEC on September 15, 2025, as supplemented by that certain Prospectus Supplement, filed with the SEC on September 26, 2025 (together, the “Registration Statement”). The Amended Registration Statement relates to the filing of a prospectus (the “Prospectus”) to register the Company’s Securities (as defined below) including: (i) the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 351,479,288 shares (the “PIPE Shares”) of common stock, par value $0.001 share (“Common Stock”) issued to the investors of the PIPE Offering (as defined below), (ii) 133,100,773 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $0.001 issued to the investors of the PIPE Offering, (iii) 700,000 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants (the “Exercised Pre-Funded Warrant Shares”), (iv) up to 100,000,000 shares of Common Stock (the “CD Shares”) issuable upon conversion of the convertible notes (“Convertible Notes”), (v) 3,135,207 shares of Common Stock offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act (the “4(a)(2) Shares”) and (vi) 11,897,088 shares of Common Stock issued to advisors of the Company pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act (the “Advisor Shares”). The PIPE Shares, Pre-Funded Warrant Shares, Exercised Pre-Funded Warrant Shares, CD Shares, 4(a)(2) Shares and Advisor Shares are collectively referred to as the “Securities.”

The PIPE Shares and Pre-Funded Warrants were issued on August 14, 2025, pursuant to certain Subscription Agreements (collectively, the “Subscription Agreements”) dated May 12, 2025, in a private placement offering (the “PIPE Offering”). The Convertible Notes were issued on August 15, 2025, pursuant to that certain Convertible Debt Purchase Agreement dated May 12, 2025, by and between the Company and YA II PN, Ltd. (the “Debt Financing”). The 4(a)(2) Shares were issued pursuant to Section 4(a)(2) of the Securities Act. The Advisor Shares were previously issued to certain individuals and entities providing services for the Company pursuant to Section 4(a)(2) of the Securities Act.

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1. That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the following documents in connection with this matter:

1.	The Company’s Articles of Incorporation, as amended;
2.	The Company’s Bylaws, as amended;
3.	The PIPE Offering documents and the Debt Financing documents;
4.	The Registration Statement and the Amended Registration Statement;
5.	The Prospectus included in the Amended Registration Statement; and
6.	Unanimous Consents of the Company’s Board of Directors.

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Conclusions

Based upon our examination mentioned above, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinions:

1.	Kindly MD, Inc. is a corporation duly organized and validly existing under the laws of the State of Utah.
2.	The PIPE Shares are validly issued, fully paid, and nonassessable.
3.	The Pre-Funded Warrant Shares, issuable upon exercise of the of the Pre-Funded Warrants, have been duly authorized for issuance, and, when issued upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants in the manner described in the Amended Registration Statement, will be validly issued, fully paid and non-assessable.

4.	The Exercised Pre-Funded Warrant Shares are validly issued, fully paid, and nonassessable.
5.	The CD Shares, issuable upon conversion of the Convertible Notes, have been duly authorized for issuance and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes in the manner described in the Amended Registration Statement, will be validly issued, fully paid and non-assessable.
6.	The 4(a)(2) Shares are validly issued, fully paid, and nonassessable.
7.	The Advisor Shares are validly issued, fully paid, and nonassessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amended Registration Statement and the reference to our firm in the Prospectus in the Amended Registration Statement, and each Prospectus Supplement, under the caption “Legal Matters.” In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC